UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OR THE SECURITIES EXCHANGE ACT OF 1934

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Vulcan Infrastructure and Power Inc.
(Name of Registrant as Specified In Its Charter)

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VULCAN INFRASTRUCTURE AND POWER INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

Dear Vulcan Infrastructure and Power Inc. Stockholders:

The accompanying information statement (the “Information Statement”) is being distributed to the holders of record of Class A common stock, par value $0.0001 per share (our “Class A common stock”), and Class B common stock, par value $0.0001 per share (our “Class B common stock” and, together with our Class A common stock, our “common stock”), of Vulcan Infrastructure and Power Inc., a Delaware corporation (formerly Greenidge Generation Holdings Inc.) (the “Company,” “we,” “us” or “our”), as of the close of business on July 17, 2026, the date established by our Board of Directors (the “Board”) as the record date (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 14c-2.

The purpose of the Information Statement is to inform stockholders as of the Record Date that stockholders controlled by Atlas Capital Resources GP LLC, which collectively held a majority of the voting power of our outstanding capital stock entitled to vote at a meeting of stockholders as of the Record Date (collectively, the “Majority Stockholders”), acting by written consent in lieu of a meeting on July 19, 2026 (the “Stockholder Consent”), approved the following actions:

1.	For purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(b), the issuance in connection with a private investment in public equity financing transaction (the “PIPE Transaction”) of:
(i)	17,146,190 shares of Class A common stock (the “PIPE Shares”);
(ii)	a senior secured convertible promissory note in the principal amount of $10,000,000 (the “MIG Convertible Note”) and the shares of our Class A common stock issuable upon conversion in accordance with the terms thereof (the “MIG Conversion Shares”); and
(iii)	a three-year warrant (the “MIG Warrant”) to purchase shares of our Class A common stock and the 1,754,386 shares of our Class A common stock issuable upon exercise in accordance with the terms thereof (the “MIG Warrant Shares” and, collectively with the PIPE Shares, MIG Convertible Note, MIG Conversion Shares, MIG Warrant and MIG Warrant Shares, the “PIPE Securities”).
2.	For purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(c), the amendment and restatement of our Third Amended and Restated 2021 Equity Incentive Plan (the “Existing Plan” and, as amended and restated, the “New Plan”) to increase in the maximum aggregate number of shares of our Class A common stock authorized for issuance thereunder by 2,500,000 shares, from 2,583,111 shares of Class A common stock authorized for issuance under the Existing Plan to 5,083,111 shares of Class A common stock authorized for issuance under the New Plan (such increase, the “Authorized Share Increase”).

As of the close of business on the Record Date, there were 15,400,548 shares of our Class A common stock and 2,733,394 shares of our Class B common stock outstanding. The Majority Stockholders beneficially owned an aggregate of 1,505,351 shares of Class A common stock and 2,680,031 shares of Class B common stock, representing approximately 23.1% of our outstanding capital stock and approximately 66.2% of the total voting power of our outstanding capital stock.

The Information Statement is being furnished to our stockholders as of the Record Date, pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Section 14(c) of the Exchange Act, and the rules and regulations promulgated thereunder, solely for the purpose of informing stockholders of the actions approved by the Stockholder Consent. In accordance with Rule 14c-2 under the Exchange Act, the actions approved by the Stockholder Consent will not become effective until at least 20 calendar days following the date on which the Information Statement is first sent or given to our stockholders.

The Information Statement is being mailed to stockholders of record on or about August 17, 2026.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS NOTICE AND THE ACCOMPANYING INFORMATION STATEMENT ARE BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We encourage you to read the Information Statement in its entirety, including the annex attached thereto and the documents incorporated by reference therein, as it contains important information about the PIPE Transaction and the New Plan.

By Order of the Board of Directors:

By:	/s/ Jordan Kovler
	Name:	Jordan Kovler
	Title:	Chief Executive Officer and Director

August 17, 2026

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT

You should assume that the information in this Information Statement or any supplement is accurate only as of the date of this Information Statement. Our business, financial condition, results of operations and prospects may have changed since that date and may change again.

This Information Statement contains unaudited pro forma financial information. The pro forma information is presented for illustrative purposes only and does not purport to represent what our actual results of operations, financial condition or capitalization would have been had the transactions described herein been completed on the dates assumed, nor is it necessarily indicative of future results. The assumptions underlying the pro forma information are described in the applicable sections of this Information Statement and should be read in conjunction with our audited financial statements and related notes and other financial information incorporated by reference herein.

This Information Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

VULCAN INFRASTRUCTURE AND POWER INC.

INFORMATION STATEMENT

AUGUST 17, 2026

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises our stockholders as of the Record Date of actions taken by the Majority Stockholders, which held a majority of the total voting power of our outstanding capital stock entitled to vote at a meeting of stockholders as of the Record Date, acting by written consent in lieu of a meeting of stockholders on July 19, 2026, to approve (i) for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Securities in connection with the PIPE Transaction (the “PIPE Issuance”) and (ii) for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(c), the New Plan, which increases the maximum aggregate number of shares of our Class A common stock authorized for issuance thereunder by 2,500,000 shares, from 2,583,111 shares of Class A common stock authorized for issuance under the Existing Plan to 5,083,111 shares of Class A common stock authorized for issuance under the New Plan.

The Information Statement, which describes the PIPE Transaction, the PIPE Issuance, the New Plan and the Authorized Share Increase in more detail and provides our stockholders with additional information, is being furnished to stockholders as of the Record Date for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder. Under the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting and by written consent to the extent permitted by and in the manner provided by Section 228 of the DGCL. The Stockholder Consent is sufficient to approve the PIPE Issuance and the New Plan, and no other stockholder’s approval is required or necessary.

In accordance with Rule 14c-2 under the Exchange Act, the actions approved by the Stockholder Consent will not become effective until at least 20 calendar days following the date on which the Information Statement is first sent or given to our stockholders. The Information Statement is being mailed to stockholders of record on or about August 17, 2026.

SUMMARY OF ACTIONS TAKEN BY WRITTEN CONSENT

Action 1: Approval of the Issuance of the PIPE Securities in connection with the PIPE Transaction

On July 19, 2026, the Majority Stockholders approved, for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Securities in connection with the PIPE Transaction. Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. The Nasdaq Stock Market LLC (“Nasdaq”) deems a change of control to occur when, as a result of an issuance, an investor or a group acquires, or has the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the issuer, and such ownership or voting power would be the largest ownership position in the issuer. The Board determined that stockholder approval is required under Nasdaq Listing Rule 5635(b) in connection with the PIPE Transaction because the issuance of the PIPE Shares and the potential issuance of the MIG Conversion Shares upon conversion of the MIG Convertible Note and the MIG Warrant Shares upon exercise of the MIG Warrant, in each case as contemplated by the PIPE Transaction, would result in a “change of control” under Nasdaq Listing Rule 5635(b). See “Description of the PIPE Transaction” for additional information.

Action 2: Approval and Adoption of the Fourth Amended and Restated 2021 Equity Incentive Compensation Plan

On July 19, 2026, the Majority Stockholders approved, for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(c), the New Plan, which includes the Authorized Share Increase. Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants, subject to certain exceptions. The Board determined that stockholder approval was required under Nasdaq Listing Rule 5635(c) for the New Plan because the New Plan amends and restates the Existing Plan, materially increases the number of shares of our Class A common stock authorized for issuance thereunder, and permits officers, directors, employees and consultants to participate. See “Description of the Fourth Amended and Restated 2021 Equity Incentive Plan” for additional information.

VOTES REQUIRED

The Board is not soliciting any consents or proxies from stockholders in connection with the PIPE Transaction, the PIPE Issuance, the New Plan or the Authorized Share Increase, and no action is required or requested from stockholders in connection therewith. The approval required for the PIPE Issuance and the New Plan was the affirmative vote of the holders of a majority of the total voting power of our outstanding capital stock entitled to vote at a meeting of stockholders as of the Record Date. Holders of our Class A common stock are entitled to one vote per share of Class A common stock held of record, and holders of our Class B common stock are entitled to 10 votes per share of Class B common stock held of record.

Section 228 of the DGCL and Section 2.11 of our Amended and Restated Bylaws provide that our stockholders may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the close of business on the Record Date, there were 15,400,548 shares of our Class A common stock and 2,733,394 shares of our Class B common stock outstanding. Of those shares, 1,505,351 shares of Class A common stock and 2,680,031 shares of Class B common stock, representing approximately 23.1% of our outstanding capital stock and approximately 66.2% of the total voting power of our outstanding capital stock, were held by the Majority Stockholders, which approved the PIPE Issuance and the New Plan pursuant to the Stockholder Consent.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements for purposes of federal securities laws. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “expect,” “foresee,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should” and the negative of these terms or other similar expressions. Forward-looking statements in this Information Statement include, among other things, statements regarding our artificial intelligence (“AI”) and high-performance computing (“HPC”) infrastructure transition strategy, the PIPE Transaction described herein, including the proposed timing and steps contemplated in respect of the PIPE Transaction, the use of proceeds from the PIPE Transaction, the anticipated redemption of our outstanding Senior Notes (as defined herein), our business plan, business strategy and operations in the future, the anticipated benefits of the PIPE Transaction, the expected effects of the New Plan (as defined herein) and other statements that are not historical facts. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the risk that the PIPE Transaction may not close on a timely basis, or at all, due to the failure to satisfy one or more closing conditions; the risk that the anticipated benefits of the PIPE Transaction may not be realized; the risk that we may be unable to successfully execute our transition to an AI/HPC infrastructure platform; risks related to our ability to attract and retain qualified personnel; risks related to our ability to identify, acquire and develop powered land and related infrastructure assets; the risk that we may not be able to redeem the Senior Notes on the terms or timeline currently anticipated; changes in general economic conditions, the cryptocurrency mining industry, the data center industry or the energy markets; and other risks and uncertainties described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended or supplemented from time to time, and our other filings with the Securities and Exchange Commission (the “SEC”). Consequently, all of the forward-looking statements made in this Information Statement are qualified by the information contained under this caption and elsewhere in this Information Statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Undue reliance should not be placed on these forward-looking statements. All forward-looking statements speak only as of the date of this Information Statement and, unless otherwise required by U.S. federal securities laws, we do not assume any duty to update or revise any forward-looking statements included in this Information Statement, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date hereof.

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DESCRIPTION OF THE PIPE TRANSACTION

Overview

On July 19, 2026, we entered into the following subscription agreements in connection with the PIPE Transaction:

(i)	the Subscription Agreement, dated as of July 19, 2026 (the “MIG Subscription Agreement”), between us and MIG REF II INFR, LLC (“MIG”), an affiliate of Machine Investment Group, LP, pursuant to which, among other things, we agreed to issue and sell to MIG (i) 2,923,976 shares of our Class A common stock (the “MIG Shares”), (ii) the MIG Convertible Note, which is convertible into the MIG Conversion Shares, and (iii) the MIG Warrant to purchase 1,754,386 MIG Warrant Shares at an exercise price of $1.71 per share, subject to adjustment as provided therein, for an aggregate purchase price of $15,000,000;
(ii)	the Subscription Agreement, dated as of July 19, 2026 (the “Atlas Subscription Agreement”), between us and Atlas GREE Investment Holdco LLC (“Atlas”), an affiliate of Atlas Holdings LLC, pursuant to which, among other things, we agreed to issue and sell to Atlas 2,923,976 shares of our Class A common stock (the “Atlas Shares”) for an aggregate purchase price of $5,000,000;
(iii)	the Subscription Agreement, dated as of July 19, 2026 (the “Conversant Subscription Agreement”), between us and Conversant PIF Aggregator A LP (“Conversant”), an affiliate of Conversant Capital, LLC and as nominee for the Beneficiaries Conversant Private Investment Fund, L.P., Conversant Private Investment Fund TE, L.P., Conversant Private Investment Fund F, L.P. and Conversant Private Investment Fund 892, L.P., pursuant to which, among other things, we agreed to issue and sell to Conversant 3,479,532 shares of our Class A common stock (the “Conversant Shares”) for an aggregate purchase price of $5,950,000; and
(iv)	the Subscription Agreement, dated as of July 19, 2026 (the “Other Subscription Agreement” and, collectively with the MIG Subscription Agreement, the Atlas Subscription Agreement and the Conversant Subscription Agreement, the “Subscription Agreements”), between us and certain other investors, including our Chief Executive Officer, Chief Financial Officer and President and a member of the Board (collectively, the “Other Investors”), pursuant to which, among other things, we agreed to issue and sell to the Other Investors an aggregate of 7,818,706 shares of our Class A common stock (the “Other Investor Shares”) for an aggregate purchase price of $13,370,000.

The PIPE Shares were sold at a purchase price of $1.71 per share, which is equal to the closing price of our Class A common stock on The Nasdaq Global Select Market on the last trading day immediately preceding the signing of the Subscription Agreements, or July 17, 2026 (the “Per Share Purchase Price”).

Reasons for and General Effect of the PIPE Transaction

On July 13, 2026, the Board unanimously approved the PIPE Transaction, determining that it was fair to, advisable and in the best interests of the Company and its stockholders. The PIPE Transaction is expected to provide us with approximately $39.4 million in gross proceeds. We intend to use the net proceeds primarily to redeem the remaining approximately $33.1 million in aggregate principal amount of our outstanding 8.50% Senior Notes due October 2026 (the “Senior Notes”), which would eliminate a significant near-term debt maturity and strengthen our balance sheet. We intend to use the remaining net proceeds for general corporate purposes, including to fund the predevelopment of our operations located in Dresden, New York and Columbus, Mississippi. See “—Our Anticipated Capitalization Following the Closing of the PIPE Transaction” for additional information.

The PIPE Transaction is also intended to support our ongoing transition to a power and infrastructure platform focused on acquiring, developing and operating energized sites supporting AI and HPC data centers and local electricity grids. The redemption of the Senior Notes is expected to reduce our near-term debt obligations and enable us to allocate capital and management resources toward the identification, acquisition and development of powered land and related infrastructure assets.

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In addition, we believe that the participation of affiliates of Machine Investment Group, LP and Conversant Capital, LLC as anchor investors in the PIPE Transaction, together with an affiliate of Atlas Holdings LLC, will provide strategic benefits to us, given their respective operational and investment experience in the infrastructure and energy sectors. In connection with the PIPE Transaction, we agreed to provide these investors with certain board representation rights, including rights to designate directors and non-voting Board observers, subject to certain conditions. We believe that these rights will provide additional strategic and governance oversight as we execute our strategy focused on AI and HPC infrastructure. See “—Board Representation Rights and Board Reconstitution” for additional information.

The Board further considered the sponsor incentive arrangements contemplated by the Investor Rights Agreements (as defined below), pursuant to which MIG and Atlas will have the right to receive certain project-level acquisition fees and/or promote incentives in connection with services provided to us relating to identifying potential powered land acquisition opportunities and prospective tenants, which we believe will be valuable in advancing our business objectives. Any such sponsor incentive must be on arm’s-length terms and consistent with market practice for comparable services and will be subject to approval by a majority of our independent and disinterested directors, and, where applicable, the Audit Committee of the Board, as well as any required regulatory approvals.

After giving effect to the PIPE Transaction, assuming the issuance of all PIPE Shares at the closing of the PIPE Transaction, existing stockholders will experience significant dilution in their percentage ownership of the Company. Based on 15,400,548 shares of Class A common stock outstanding as of the Record Date, the issuance of 17,146,190 PIPE Shares would increase the number of outstanding shares of Class A common stock by approximately 111%. In addition, MIG may acquire additional shares of Class A common stock upon conversion of the MIG Convertible Note (approximately 4,678,362 shares based on the initial conversion price of $2.1375 per share, subject to increase as a result of payment-in-kind (“PIK”) interest and adjustment as provided therein) and upon exercise of the MIG Warrant (1,754,386 shares), subject to certain conditions on conversion or exercise as provided therein. The Board considered the potential dilutive effect of the issuance of the PIPE Securities in evaluating the PIPE Transaction and determined that the anticipated benefits of the PIPE Transaction, including the elimination of our short-term debt obligations, the availability of growth capital, the addition of experienced infrastructure investors with board representation rights and the advancement of our strategy to transition toward AI and HPC infrastructure, outweigh the potential dilutive effect of the issuance of the PIPE Securities. See “—Effect of the PIPE Transaction on Net Tangible Book Value and Dilution” for additional information.

Closing Conditions and Termination Rights

The closing of the PIPE Transaction is subject to the satisfaction or waiver of certain closing conditions set forth in the Subscription Agreements, including, among others, (i) approval for listing on Nasdaq, subject to official notice of issuance, of the PIPE Shares, MIG Conversion Shares and MIG Warrant Shares, (ii) execution and delivery of certain ancillary agreements, including the Investor Rights Agreements, (iii) with respect to the MIG Subscription Agreement, delivery of a security agreement and other related security documents relating to certain collateral pledged to secure the MIG Convertible Note, including miners located at our facilities in Dresden, New York and Underwood, North Dakota, and a deed of trust with respect to our powered land located in Columbus, Mississippi, and a pledge of the equity interests in the entity that owns such land, as well as subsidiary guaranties from the entities that own such collateral, (iv) the expiration of the 20-calendar-day period required under Rule 14c-2 under the Exchange Act following the date on which this Information Statement is first sent or given to our stockholders, and (v) the receipt by us of gross proceeds pursuant to the Subscription Agreements of no less than $30,000,000.

Each Subscription Agreement may be terminated prior to closing by mutual written consent of the respective parties thereto, in certain circumstances involving an uncured material breach as provided therein, or if the closing of the PIPE Transaction has not occurred on or before October 10, 2026, subject to certain exceptions. In the event of termination, the applicable Subscription Agreement will become void and have no further effect, except for certain surviving provisions, including provisions relating to liability for fraud or willful and material breach, as well as expense reimbursement obligations under the MIG Subscription Agreement.

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Regulatory Approvals and Efforts to Consummate the PIPE Transaction

Pursuant to the MIG Subscription Agreement, we and MIG have agreed to cooperate with each other and use our respective reasonable best efforts to take all actions and do all things necessary, proper or advisable to satisfy the conditions to closing of the PIPE Transaction and consummate the transactions contemplated by the applicable transaction agreements as promptly as reasonably practicable. Such obligations include preparing and making all necessary filings and obtaining all consents, registrations, permits, authorizations, orders and other approvals required from governmental authorities or third parties in connection with the PIPE Transaction.

We and MIG have agreed to make all appropriate filings as promptly as reasonably practicable to obtain the regulatory approvals required by the MIG Subscription Agreement (the “Regulatory Approvals”), including (i) an application with the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 203 of the Federal Power Act and (ii) an application with the New York State Public Service Commission (“NYPSC”) pursuant to the New York Public Service Law. We and MIG have also agreed to diligently cooperate in the preparation and submission of such filings and in any related regulatory proceedings or litigation, provide any additional information or documentary materials requested by FERC or the NYPSC and take such steps as may be necessary to obtain the Regulatory Approvals.

In addition, we and MIG have agreed to cooperate with each other in connection with filings, submissions, investigations and inquiries by governmental authorities relating to the PIPE Transaction, keep each other informed of material communications with governmental authorities regarding the PIPE Transaction and, to the extent reasonably practicable and permitted by applicable law, consult with each other regarding information included in filings or written submissions and provide each other with the opportunity to participate in meetings and conferences with governmental authorities.

Until the Regulatory Approvals have been obtained, neither we nor MIG may, or permit our respective affiliates or subsidiaries to, acquire or agree to acquire any rights, assets, business, person or division thereof, whether through an acquisition, license, joint venture, collaboration or otherwise, if such acquisition would reasonably be expected to materially increase the risk of failing to obtain any applicable Regulatory Approval or materially prevent, prohibit, impede, interfere with or delay the receipt of any applicable Regulatory Approval.

If the Regulatory Approvals are not obtained on or prior to March 31, 2027, we will be required to redeem the MIG Convertible Note on March 31, 2027 (the “Special Mandatory Redemption”). The redemption price for the Special Mandatory Redemption will equal 130% of the accreted principal amount of the MIG Convertible Note, plus accrued and unpaid interest thereon to, but not including, March 31, 2027.

Use of Proceeds

Subject to the closing of the PIPE Transaction, we expect to receive approximately $39.4 million in gross proceeds from the PIPE Transaction. We intend to use the net proceeds from the PIPE Transaction to redeem the remaining approximately $33.1 million in aggregate principal amount of our outstanding Senior Notes, with any remaining net proceeds to be used for general corporate purposes, including funding the predevelopment of our operations located in Dresden, New York and Columbus, Mississippi. We have agreed to reimburse MIG for its reasonable, documented out-of-pocket expenses incurred in connection with the PIPE Transaction, up to an aggregate amount of $350,000. We estimate that our total expenses in connection with the PIPE Transaction, including amounts payable to MIG pursuant to such reimbursement obligation, will be approximately $1.6 million.

NO NOTICE OF REDEMPTION

This Information Statement does not constitute a notice of redemption with respect to our outstanding Senior Notes under the indenture and supplemental indenture governing the Senior Notes and does not create any obligation on our part to redeem any of the Senior Notes or to issue any notice of redemption. Any redemption of the Senior Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture and supplemental indenture governing the Senior Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

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Nasdaq Listing Rule 5635(b) and Change of Control

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. Nasdaq deems a change of control to occur when, as a result of an issuance, an investor or a group acquires, or has the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the issuer, and such ownership or voting power would be the largest ownership position in the issuer. As described in more detail below, the Board determined that stockholder approval is required under Nasdaq Listing Rule 5635(b) in connection with the PIPE Transaction because the issuance of the PIPE Shares and the potential issuance of the MIG Conversion Shares upon conversion of the MIG Convertible Note and the MIG Warrant Shares upon exercise of the MIG Warrant, in each case as contemplated by the PIPE Transaction, would result in a “change of control” under Nasdaq Listing Rule 5635(b).

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of the Record Date, on a pro forma basis as of the Record Date giving effect to the issuance of the PIPE Shares and on a pro forma, as adjusted, basis as of the Record Date giving effect to the issuance of the PIPE Shares and the other adjustments described in the footnotes to the table, in each case, by (i) each person or group that we expect to beneficially own 5% or more of our outstanding Class A common stock or Class B common stock following the closing of the PIPE Transaction, (ii) all of our directors and executive officers as a group and (iii) certain other investors participating in the PIPE Transaction. The information presented below is based on the assumptions and adjustments described in the footnotes to the table.

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	As of the Record Date(1)				Pro Forma(2)				Pro Forma, As Adjusted(3)
Investor/Group	Shares of Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Percent Ownership(4)	Percent Voting Power(5)	Shares of Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Percent Ownership(4)	Percent Voting Power(5)	Shares of Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Percent Ownership(4)	Percent Voting Power(5)
Entities affiliated with Atlas(6)	1,505,351	2,680,031	23.1%	66.2%	4,429,327	2,680,031	20.2%	52.2%	7,109,358	—	17.0%	17.0%
Directors and Executive Officers(7)	604,549	23,121	3.5%	2.0%	3,703,962	23,121	10.6%	6.6%	3,727,083	—	8.9%	8.9%
Other Investors(8)	—	—	—	—	4,719,293	—	13.4%	7.9%	4,719,293	—	11.3%	11.3%
MIG	—	—	—	—	2,923,976	—	8.3%	4.9%	9,356,724	—	22.4%	22.4%
Conversant	—	—	—	—	3,479,532	—	9.9%	5.8%	3,479,532	—	8.3%	8.3%

 _________________________

(1)	The information presented as of the Record Date is based on 15,400,548 shares of Class A common stock outstanding and 2,733,394 shares of Class B common stock outstanding.
(2)	The pro forma ownership information is as of the Record Date and gives effect to the issuance of 17,146,190 PIPE Shares upon the closing of the PIPE Transaction.
(3)	The pro forma, as adjusted, information is as of the Record Date and gives effect to (i) the issuance of 17,146,190 PIPE Shares upon the closing of the PIPE Transaction, (ii) the issuance of (a) 4,678,362 MIG Conversion Shares upon conversion of $10,000,000 in principal amount of the MIG Convertible Note at a conversion price of $2.1375 per share, and (b) 1,754,386 MIG Warrant Shares upon the full exercise of the MIG Warrant, and (iii) the automatic conversion of 2,733,394 shares of Class B common stock into an equal number of shares of Class A common stock, which conversion is expected to occur on September 14, 2026. For purposes of the pro forma, as adjusted information, the number of MIG Conversion Shares assumes the conversion of $10,000,000 in principal amount of the MIG Convertible Note and does not give effect to any additional shares of Class A common stock that may be issuable upon conversion of the MIG Convertible Note as a result of the accrual and capitalization of PIK interest or otherwise.
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(4)	Percentage ownership represents the percentage of the aggregate number of shares of Class A common stock and Class B common stock beneficially owned by the applicable investor or group, based on the total number of shares of Class A common stock and Class B common stock outstanding under the applicable scenario.
(5)	Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share.
(6)	Based solely on Amendment No. 5 to the Schedule 13D filed on July 20, 2026. Includes, as of the Record Date, (i) 119,048 shares of Class A common stock held directly by GGH Bridge Investment LP, (ii) 993,300 shares of Class A common stock and 1,920,266 shares of Class B common stock held of record by Atlas Capital Resources (A9) LP, (iii) 356,664 shares of Class A common stock and 689,512 shares of Class B common stock held of record by Atlas Capital Resources (A9-Parallel) LP and (iv) 36,339 shares of Class A common stock and 70,253 shares of Class B common stock held of record by Atlas Capital Resources (P) LP. The pro forma and pro forma, as adjusted, beneficial ownership information reflects the 2,923,976 Atlas Shares to be purchased by Atlas GREE Investment Holdco LLC, which is an affiliate of the foregoing entities.
(7)	Includes all of our directors and executive officers as of the Record Date, including George (Ted) Rogers, Jordan Kovler, Dale Irwin and Christian Mulvihill, each of whom is participating in the PIPE Transaction as an Other Investor.
(8)	Excludes George (Ted) Rogers, Jordan Kovler, Dale Irwin and Christian Mulvihill, each of whom is included in the Directors and Executive Officers group.

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As reflected in the table above, on a pro forma, as adjusted, basis, giving effect to the issuance of the PIPE Shares, the issuance of the MIG Conversion Shares upon conversion of the MIG Convertible Note, the issuance of the MIG Warrant Shares upon exercise of the MIG Warrant and the automatic conversion of the outstanding shares of Class B common stock into shares of Class A common stock, which is expected to occur on September 14, 2026, MIG would beneficially own approximately 22.4% of the outstanding shares of our common stock and approximately 22.4% of the total voting power of our outstanding common stock. On such pro forma, as adjusted, basis, MIG would hold the largest voting position among our stockholders. Accordingly, the Board determined that the issuance of the PIPE Shares and the potential issuance of the MIG Conversion Shares and the MIG Warrant Shares would result in a change of control for purposes of Nasdaq Listing Rule 5635(b), and that stockholder approval is therefore required prior to the issuance of such securities.

Our Anticipated Capitalization Following the Closing of the PIPE Transaction

The following table illustrates the effect of the PIPE Transaction and the anticipated use of the net proceeds therefrom on our capitalization. The table sets forth our cash and cash equivalents, long-term debt and stockholders’ deficit as of March 31, 2026, (i) on an actual basis and (ii) on a pro forma, as adjusted, basis to give effect to (a) exchange transactions completed between April 10, 2026 and June 1, 2026, pursuant to which we issued an aggregate of 1,277,111 shares of our Class A common stock, with an aggregate fair value of $2.1 million, and approximately $1.5 million in aggregate principal amount of our 10.00% Senior Notes due 2030 (the “New Notes”) in exchange for approximately $3.5 million in aggregate principal amount of the Senior Notes (such transactions, the “Debt Exchange Transactions”), (b) the issuance of the PIPE Securities and the receipt of approximately $37.72 million of net proceeds therefrom and (c) the application of such net proceeds to the redemption of our outstanding Senior Notes in aggregate principal amount of approximately $33.1 million as of the Record Date, which are scheduled to mature in October 2026, and the payment of approximately $1.5 million of contractual interest thereon. The pro forma, as adjusted, capitalization also reflects an approximately $0.9 million gain on extinguishment of debt resulting from the redemption of the Senior Notes.

The pro forma, as adjusted, information presented below is illustrative only and does not purport to represent our actual capitalization following the closing of the PIPE Transaction or to project our capitalization for any future period or as of any future date. The pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable; however, actual results may differ materially from those presented. Our actual capitalization following the completion of the PIPE Transaction will depend on, among other things, the actual amount of net proceeds received, the actual amount of transaction expenses, the amount of Senior Notes redeemed and the amount of interest paid in connection therewith. Stockholders should read the pro forma, as adjusted, information presented below in conjunction with our audited financial statements and the related notes thereto and the other financial information incorporated by reference herein.

	As of March 31, 2026
(in thousands, except share data)	Actual	Subsequent Debt Exchanges		Adjustments		Pro Forma, As Adjusted
Cash and cash equivalents	$7,051	$ —		$2,469	(2)(3)	$9,520
Long-term debt, net	42,250	(2,064)	(1)	(27,387)	(2)(3)	12,799
Stockholders’ deficit
Common Stock, par value $0.0001, 500,000,000 shares authorized, 16,229,150 shares issued and outstanding, actual; 34,652,451 shares issued and outstanding, pro forma, as adjusted	2	—		2	(2)	4
Additional paid-in capital	338,842	2,064	(1)	30,079	(2)	370,985
Accumulated deficit	(389,035)	—		(225)	(3)	(389,260)
Total stockholders’ deficit	(50,191)	2,064		29,856		(18,271)
Total capitalization deficit	$(7,941)	$ —		$2,469		$(5,472)

 _________________________

(1)

Gives effect to the Debt Exchange Transactions completed between April 10, 2026 and June 1, 2026, pursuant to which we issued an aggregate of 1,277,111 shares of our Class A common stock, with an aggregate fair value of $2.1 million, and approximately $1.5 million in aggregate principal amount of the New Notes in exchange for approximately $3.5 million in aggregate principal amount of the Senior Notes.

(2)	Gives effect to the issuance of the PIPE Securities and the receipt of approximately $37.72 million of net proceeds therefrom.

(3)

Gives effect to the redemption of our outstanding Senior Notes in aggregate principal amount of approximately $33.1 million as of the Record Date, which are scheduled to mature in October 2026, the payment of approximately $1.5 million of contractual interest thereon and the recognition of an approximately $0.9 million gain on extinguishment of debt.

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Effect of the PIPE Transaction on Net Tangible Book Value and Dilution

Our net tangible book value (deficit) represents the amount of our total tangible assets less our total liabilities. Net tangible book value (deficit) per share represents our net tangible book value (deficit) divided by the number of shares of our common stock outstanding. The following tables illustrate the effect of the Debt Exchange Transactions and the PIPE Transaction on our pro forma net tangible book deficit and the resulting dilution to investors participating in the PIPE Transaction, based on our historical net tangible book deficit as of March 31, 2026.

The following table illustrates our pro forma net tangible book deficit after giving effect to the Debt Exchange Transactions and the PIPE Transaction (in thousands):

Historical net tangible book deficit as of March 31, 2026	$(50,191)
Add: Net proceeds from the PIPE Transaction	37,720
Less: MIG Convertible Note, net of discount	(7,639)
Pro forma net tangible book deficit as of March 31, 2026	$(20,110)

The following table illustrates the dilution per share to investors participating in the PIPE Transaction:

Purchase price per share of Class A common stock in the PIPE Transaction		$1.71
Historical net tangible book deficit per share as of March 31, 2026	$(3.09)
Decrease in net tangible book deficit per share attributable to the Debt Exchanges	0.22
Decrease in net tangible book deficit per share attributable to the PIPE Transaction	2.29
Pro forma net tangible book deficit per share as of March 31, 2026		(0.58)
Dilution per share to investors participating in the PIPE Transaction		$2.29

The dilution per share to investors participating in the PIPE Transaction is calculated as the difference between the purchase price per share of Class A common stock in the PIPE Transaction and the pro forma net tangible book deficit per share following the PIPE Transaction. Based on the foregoing, investors participating in the PIPE Transaction will purchase shares of Class A common stock at $1.71 per share, while the pro forma net tangible book deficit per share following the PIPE Transaction is $(0.58). Accordingly, the dilution per share to investors participating in the PIPE Transaction is $2.29 per share.

Loss of Controlled Company Status

Historically, we have been a “controlled company” under the corporate governance rules of Nasdaq. A “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. As a controlled company, we have been eligible to, and have elected to, rely on certain exemptions from Nasdaq’s corporate governance requirements, including the requirements that we have a majority independent board of directors and a compensation committee and nominating and corporate governance committee composed entirely of independent directors.

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In connection with the PIPE Transaction, we expect to cease to be a “controlled company” under the Nasdaq corporate governance rules. In particular, upon the automatic conversion of all outstanding shares of our Class B common stock into shares of our Class A common stock, which is expected to occur on September 14, 2026, the voting power previously attributable to the Class B common stock will be eliminated. As a result of such conversion and the issuance of the PIPE Securities contemplated by the PIPE Transaction, we expect that no individual, group or other entity will hold more than 50% of the voting power of our outstanding common stock for purposes of electing directors. Accordingly, following such conversion and the closing of the PIPE Transaction, we expect to cease to qualify as a “controlled company” under Nasdaq’s corporate governance rules.

Upon ceasing to be a controlled company, we will no longer be eligible to rely on the exemptions from certain Nasdaq corporate governance requirements available to controlled companies. Nasdaq rules permit a company that ceases to be a controlled company to phase in compliance with certain of these requirements over specified transition periods. Specifically, we will be required to have at least one independent member on each of our compensation and nominating and corporate governance committees at the time we cease to be a controlled company, a majority of independent members on each such committee within 90 days thereafter and all independent members on each such committee within one year thereafter. In addition, we will be required to have a majority-independent Board within 12 months after ceasing to be a controlled company. Nasdaq rules do not provide a phase-in period for the applicable audit committee requirements, which we will be required to satisfy upon ceasing to be a controlled company.

As previously disclosed, our Audit Committee does not currently comply with the requirements of Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee to be comprised of at least three independent directors. We are currently relying on the cure period provided under Nasdaq Listing Rule 5605(c)(4)(B), pursuant to which we are required to regain compliance no later than October 12, 2026. However, because we expect to cease to be a controlled company on September 14, 2026, at which point we will be required to comply with the audit committee requirements of Nasdaq Listing Rule 5605(c), including the requirement to have at least three independent audit committee members satisfying Rule 5605(c)(2)(A), without the benefit of any phase-in period under Rule 5615(c)(3), we intend to achieve compliance with the applicable audit committee independence and composition requirements on or prior to September 14, 2026, in advance of the expiration of the cure period. We are actively engaged in identifying and evaluating qualified independent director candidates to serve on our Audit Committee in order to satisfy these requirements by the time we cease to be a controlled company.

We expect to take the actions necessary to comply with the applicable Nasdaq corporate governance requirements within the foregoing transition periods. During the applicable transition periods, we may continue to rely on the phase-in provisions described above notwithstanding that we will no longer qualify as a controlled company. There can be no assurance that we will be able to comply with all applicable Nasdaq corporate governance requirements within the applicable transition periods, including the applicable audit committee requirements upon ceasing to be a controlled company, or that we will otherwise be able to maintain compliance with Nasdaq’s corporate governance or other continued listing requirements in the future. If we are unable to satisfy the applicable audit committee requirements by the date we cease to be a controlled company, Nasdaq may notify us of the deficiency, and our failure to regain compliance could result in delisting proceedings with respect to our securities.

Board Representation Rights and Board Reconstitution

In connection with the closing of the PIPE Transaction, we have agreed to enter into an investor rights agreement with each of MIG and Atlas (the “MIG Investor Rights Agreement” and the “Atlas Investor Rights Agreement,” respectively, and, together, the “Investor Rights Agreements”), pursuant to which MIG and Atlas will receive, among other things and subject to the terms and conditions set forth therein, board representation rights and a non-voting board observer right. In addition, pursuant to the Conversant Subscription Agreement, effective as of the closing date of the PIPE Transaction and thereafter for so long as Conversant beneficially owns at least 5.0% of the outstanding shares of our Class A common stock, Conversant will have the right to nominate one individual (the “Conversant-nominated Director”) for appointment or election to the Board, subject to such individual satisfying certain independence requirements and being consented to by us, MIG and Atlas in accordance with the Investor Rights Agreements.

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Board Reconstitution Upon Closing of the PIPE Transaction

Effective upon the closing of the PIPE Transaction, we have agreed to reconstitute the Board so that it consists of ten directors. In connection therewith, the Board will take such actions as are necessary to fill the vacancies created by the resignations of certain directors, such that the Board will consist of:

Board Seat	Number of Directors	Designation/Nomination Right
Atlas nominees	4	Individuals nominated by Atlas for approval by the Board (to the extent any such individual is not then serving as a director of the Company)
Chief Executive Officer	1	Our Chief Executive Officer
MIG-identified independent directors	2	Individuals who meet certain independence requirements and are identified by MIG and consented to by us and Atlas
Atlas-identified independent directors	1	An individual who meets certain independence requirements and is identified by Atlas and consented to by us and MIG
Company-identified independent directors	2	Individuals who meet certain independence requirements and are identified by us and consented to by MIG and Atlas, one of whom, subject to the terms and conditions of the Conversant Subscription Agreement, will be the Conversant-nominated Director
TOTAL	10

Board Reconstitution Upon Receipt of Regulatory Approvals

On the date the Regulatory Approvals have been obtained (the “Regulatory Approvals Date”), we have agreed to further reconstitute the Board so that it consists of eight directors. In connection therewith, the Board will take such actions as are necessary to fill the vacancies created by the resignations of certain directors, such that the Board will consist of:

Board Seat	Number of Directors	Designation/Nomination Right
MIG nominee	1	An individual nominated by MIG for approval by the Board (to the extent such individual is not then serving as a director of the Company)
Atlas nominee	1	An individual nominated by Atlas for approval by the Board (to the extent such individual is not then serving as a director of the Company)
Chief Executive Officer	1	Our Chief Executive Officer
MIG-identified independent directors	2	Individuals who meet certain independence requirements and are identified by MIG and consented to by us and Atlas
Atlas-identified independent directors	1	An individual who meets certain independence requirements and is identified by Atlas and consented to by us and MIG
Company-identified independent directors	2	Individuals who meet certain independence requirements and are identified by us and consented to by MIG and Atlas, one of whom, subject to the terms and conditions of the Conversant Subscription Agreement, will be the Conversant-nominated Director(1)
TOTAL	8

_________________________

(1)

Pursuant to the Conversant Subscription Agreement, Conversant may seek FERC approval to designate a director who does not meet the applicable independence requirements. We have agreed to cooperate with Conversant in obtaining such approvals and, upon receipt of the required approvals and subject to applicable law, Nasdaq rules (other than the requirement that audit committee members meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act) and the approval of the Board and the Nominating and Governance Committee of the Board, to use commercially reasonable efforts to cause such designee to be appointed or elected to the Board, subject to the resignation of the existing Conversant-nominated Director if required.

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On the Regulatory Approvals Date and any time thereafter until the date of our 2027 annual meeting of stockholders (the “2027 Annual Meeting”), each of MIG and Atlas will have the right to nominate one director for appointment or election to the Board, provided that such party, together with its affiliates, beneficially owns at least 5.0% of the outstanding shares of our Class A common stock, calculated on a fully diluted basis. Following the 2027 Annual Meeting, and subject to applicable board independence requirements, each of MIG and Atlas will have the right to nominate (i) two directors, for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 7.5% of the outstanding shares of our Class A common stock, calculated on a fully diluted basis, and (ii) one director, for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 5.0% but less than 7.5% of the outstanding shares of our Class A common stock, calculated on a fully diluted basis. Additionally, on the Regulatory Approvals Date, and thereafter for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 7.5% of the outstanding shares of our Class A common stock, calculated on a fully diluted basis, one director designated by MIG and one director designated by Atlas will serve on the Capital Committee of the Board, which will consist of two members.

Non-Voting Board Observer Right

In addition to the Board representation rights described above, for so long as MIG or Atlas, as applicable, beneficially owns at least 5.0% of the outstanding shares of our Class A common stock, calculated on a fully diluted basis, such investor will have the right to designate one non-voting observer to attend and participate in meetings of the Board and its committees. The Board observers will be subject to customary confidentiality obligations and may be excluded from portions of Board or committee meetings involving conflicts of interest or privileged or otherwise protected matters, and we will not be required to provide the Board observer with materials relating to any such excluded matters.

Other Rights and Benefits Provided to Investors in the PIPE Transaction

In addition to the board representation rights described above, we have agreed to provide certain investors participating in the PIPE Transaction with additional rights and benefits, including participation rights, registration rights, sponsor incentive arrangements and certain ownership threshold protections, as described below.

Participation Rights

The Investor Rights Agreements, the Conversant Subscription Agreement and the Other Subscription Agreement provide MIG, Atlas, Conversant and each Other Investor, respectively, with pro rata participation rights in certain future issuances by us. Pursuant to such participation rights, subject to the terms and conditions set forth in the applicable agreement, each such investor will have the right to purchase, on the same terms and conditions as offered to other investors, a pro rata portion of certain future issuances by the Company of equity securities or securities convertible into, exercisable for or exchangeable for equity securities for cash, based on such investor’s beneficial ownership of the Company’s then-outstanding Class A common stock on a fully diluted basis.

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The participation rights of MIG, Atlas, Conversant and the Other Investors will be subject to the following termination provisions:

Investor	Termination of Participation Right
MIG and Atlas	The earliest to occur of (i) the third anniversary of the applicable Investor Rights Agreement, (ii) such investor and its affiliates beneficially owning less than 7.5% of our outstanding Class A common stock, calculated on a fully diluted basis, and (iii) a change of control of the Company.
Conversant	The earliest to occur of (i) the third anniversary of the closing of the PIPE Transaction, (ii) Conversant and its affiliates beneficially owning less than 3.0% of the shares of our Class A common stock acquired pursuant to the Conversant Subscription Agreement, and (iii) a change of control of the Company.
Other Investors	The earliest to occur of (i) the third anniversary of the closing of the PIPE Transaction, (ii) such Other Investor and its affiliates beneficially owning less than 3.0% of the shares of our Class A common stock acquired by such Other Investor pursuant to the Other Subscription Agreement, and (iii) a change of control of the Company.

The participation rights described above are subject to customary exceptions, including certain employee equity issuances, acquisition-related issuances, at-the-market offerings, rights offerings and certain other excluded issuances.

Registration Rights

The Investor Rights Agreements, the Conversant Subscription Agreement and the Other Subscription Agreement provide MIG, Atlas, Conversant and the Other Investors, respectively, with certain registration rights with respect to the securities acquired or issuable pursuant to the applicable agreements. The material terms of such registration rights are summarized below.

MIG and Atlas. The Investor Rights Agreements provide MIG and Atlas, as applicable, with certain registration rights with respect to the MIG Shares, the MIG Conversion Shares, the MIG Warrant Shares, the Atlas Shares and the Sponsor Incentive Shares (as defined below) (collectively, the “Registrable Securities”). Beginning on the first anniversary of the date of the applicable Investor Rights Agreement, holders of Registrable Securities will have certain demand registration rights and shelf registration rights, subject to certain limitations and conditions. In addition, beginning on the first anniversary of the applicable Investor Rights Agreement, holders of Registrable Securities will have customary piggyback registration rights in connection with certain registrations of our securities by us. We will use our reasonable best efforts to effect such registrations and maintain the effectiveness of applicable registration statements, subject to customary limitations, including our right to delay or defer certain registrations under certain circumstances.

Conversant. The Conversant Subscription Agreement provides Conversant with certain registration rights with respect to the Conversant Shares. Beginning on the first anniversary of the closing of the PIPE Transaction, subject to certain exceptions, Conversant will have the right to request that we prepare and file a shelf registration statement covering the resale of all registrable securities then outstanding or issuable pursuant to the Conversant Subscription Agreement. We will be required to file such shelf registration statement within 60 days following receipt of such request and use our reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. In addition, beginning on the first anniversary of the closing of the PIPE Transaction, Conversant will have customary piggyback registration rights in connection with certain registrations of our securities by us. We will use our reasonable best efforts to effect such registrations and maintain the effectiveness of applicable registration statements, subject to customary limitations, including our right to delay or defer certain registrations under certain circumstances. Notwithstanding the foregoing, if any of Conversant’s applications seeking FERC approval to designate a director who does not meet the applicable independence requirements set forth in the Conversant Subscription Agreement are rejected or otherwise declined, then Conversant will have the right to deliver a request for registration at any time.

Other Investors. The Other Subscription Agreement requires us to prepare and file with the SEC, within 60 days following the closing of the PIPE Transaction, a shelf registration statement covering the resale of the Other Investor Shares. We will use our reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC as soon as practicable after filing, and in no event later than the earlier of (i) 60 days after filing (or ten business days after the date on which we are notified by the SEC that such shelf registration statement will not be reviewed or is no longer subject to further review) and (ii) 120 days after the closing date of the PIPE Transaction. We may defer the filing or effectiveness of such shelf registration statement, or suspend its use, under certain circumstances, including during certain earnings-related periods and if the Board determines in good faith that such action would not be in the best interests of the Company and its stockholders, subject to certain limitations.

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Sponsor Incentive Arrangements

The Investor Rights Agreements will also provide MIG and Atlas with the right to receive certain project-level acquisition fees and/or promote incentives (the “Sponsor Incentive”) in connection with services provided to us after the closing of the PIPE Transaction relating to identifying potential powered land acquisition opportunities and prospective tenants. Any such Sponsor Incentive may be paid in cash or shares of our Class A common stock (the “Sponsor Incentive Shares”), must be on arm’s-length terms and consistent with market practice for comparable services, and will be subject to approval by a majority of our independent and disinterested directors, and, where applicable, the Audit Committee of the Board, as well as any required regulatory approvals.

Ownership Threshold Protections

Pursuant to the Conversant Subscription Agreement, for so long as Conversant or its affiliates beneficially own any of our voting securities, prior to consummating certain repurchases, redemptions, retirements or other acquisitions of voting securities by us that would result in Conversant and its affiliates beneficially owning more than 9.9% of our outstanding voting securities, we have agreed to use commercially reasonable efforts to provide Conversant with prior notice of such transaction. Following receipt of such notice, Conversant will have the right to request that we repurchase from Conversant or its affiliates a sufficient number of voting securities at the Per Share Purchase Price ($1.71 per share) to prevent Conversant and its affiliates from exceeding such ownership threshold, subject to applicable law, our organizational documents and our financing arrangements. If Conversant does not timely request such repurchase, or if we are unable to complete such repurchase, Conversant has agreed that it will not vote any shares held by it or its affiliates in excess of the 9.9% ownership threshold until such time as its beneficial ownership percentage no longer exceeds such threshold; provided that such shares will continue to retain their economic rights, including rights to dividends and distributions.

Terms of the MIG Convertible Note and MIG Warrant

At the closing of the PIPE Transaction, subject to the satisfaction or waiver of the applicable closing conditions, we will issue to MIG the MIG Convertible Note and the MIG Warrant. The following is a summary of the material terms of the MIG Convertible Note and the MIG Warrant.

The MIG Convertible Note

Interest and Maturity. The MIG Convertible Note will accrue interest on its accreted principal amount, as increased from time to time by any capitalized PIK interest, at a rate of 10.0% per annum, commencing on the issuance date. Interest will accrue and will be paid in kind monthly by being added to the accreted principal amount of the MIG Convertible Note rather than paid in cash, with such increased principal amount thereafter accruing additional interest on a compounded basis. The accreted principal amount of the MIG Convertible Note, together with any accrued and unpaid interest thereon, will become due and payable on the third anniversary of the issuance date (the “Maturity Date”) or upon any earlier redemption (including any special mandatory redemption), acceleration or repurchase in accordance with the terms of the MIG Convertible Note. Upon the occurrence and continuation of an event of default, the interest rate will automatically increase to 15.0% per annum.

Conversion. MIG will have the right, in its sole discretion, to convert all or any portion of the accreted principal amount of the MIG Convertible Note, including any accrued and unpaid PIK interest thereon, into shares of our Class A common stock at a conversion price of $2.1375 per share, subject to adjustment as provided therein. The conversion right may be exercised at any time after the later of (i) the issuance date of the MIG Convertible Note and (ii) the date on which the Regulatory Approvals are obtained, including prior to, on or after the Maturity Date.

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Adjustments to Conversion Price and Conversion Shares. The MIG Convertible Note will contain customary adjustment provisions designed to protect MIG against dilution of its conversion rights resulting from certain changes in our capital structure. The conversion price and the number of shares of Class A common stock issuable upon conversion of the MIG Convertible Note will be subject to adjustment, without duplication, upon the occurrence of certain events, including stock splits, combinations or reclassifications of our Class A common stock, certain dividends or distributions payable in cash, equity securities or other property, certain rights offerings, tender offers or exchange offers, and certain mergers, consolidations, reorganizations or similar transactions. The adjustment provisions generally will provide for a corresponding decrease in the conversion price and increase in the number of shares of Class A common stock issuable upon conversion to reflect the economic effect of such events. The MIG Convertible Note will not include any adjustment to the conversion price solely as a result of the issuance by us of shares of Class A common stock or securities convertible into, exercisable for or exchangeable for Class A common stock, except with respect to the adjustment events described above.

Forced Conversion. The MIG Convertible Note will provide us with the right, at our option, to effect a mandatory conversion of all (but not less than all) of the accreted principal amount of the MIG Convertible Note, together with all accrued and unpaid interest thereon, into shares of our Class A common stock if certain conditions are satisfied. Beginning on the earlier of (i) the date that is 18 months following the issuance date and (ii) the date on which we have raised more than $75 million in equity capital following the issuance date, we will have the option to effect such forced conversion if the volume-weighted average price (“VWAP”) of our Class A common stock exceeds 215% of the then-applicable conversion price (as adjusted pursuant to the terms of the MIG Convertible Note) for at least 20 trading days during any 30 consecutive trading day period.

Prior to effecting a forced conversion, we will be required to provide MIG with written notice at least 20 trading days prior to the proposed conversion date, including the applicable conversion price, the number of shares of our Class A common stock issuable upon conversion and information demonstrating satisfaction of the applicable VWAP threshold. During such notice period, MIG will retain the right to voluntarily convert all or any portion of the accreted principal amount of the MIG Convertible Note, together with accrued and unpaid interest thereon, into shares of Class A common stock, which would reduce the amount subject to the forced conversion.

We will not be able to effect a forced conversion while an event of default is continuing, while certain fundamental change repurchase rights remain outstanding or prior to receipt of the Regulatory Approvals.

Fundamental Change Repurchase Right. The MIG Convertible Note will provide MIG with the right to require us to repurchase all or a portion of the accreted principal amount of the MIG Convertible Note for cash upon the occurrence of certain fundamental change events. The repurchase price will equal 100% of the accreted principal amount of the MIG Convertible Note being repurchased, plus all accrued and unpaid interest thereon through the applicable payment date.

If such a fundamental change event occurs prior to the second anniversary of the issuance date, the repurchase price will also include an additional make-whole amount equal to the present value of the interest payments that would otherwise have accrued on the portion of the MIG Convertible Note being repurchased through the second anniversary of the issuance date, calculated in accordance with the terms of the MIG Convertible Note.

We will be required to provide notice of any such fundamental change event, and MIG will have the opportunity to elect whether to require repurchase of the MIG Convertible Note. MIG’s right to convert the MIG Convertible Note into shares of our Class A common stock will continue through the applicable conversion period set forth in the MIG Convertible Note.

Optional Prepayment; Change of Control Protection. The MIG Convertible Note will provide that we may not voluntarily prepay the MIG Convertible Note during the two-year period following the issuance date, except in connection with certain change of control transactions. Following such period, we will be able to prepay the MIG Convertible Note, in whole or in part, at a price equal to the accreted principal amount of the MIG Convertible Note, including any interest that will have been added to principal, plus accrued and unpaid interest through the date of prepayment, subject to MIG’s continuing conversion rights.

In the event of a change of control occurring during the two-year non-call period, we will be able to prepay the MIG Convertible Note in lieu of MIG exercising its fundamental change repurchase right. In such event, the prepayment amount will equal the accreted principal amount of the MIG Convertible Note, including any accrued and unpaid interest added to principal, plus accrued and unpaid interest through the prepayment date and a make-whole amount representing the present value of scheduled interest payments that would otherwise accrue through the second anniversary of the issuance date.

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In addition, during the two-year non-call period, we will be able to elect to cash collateralize the MIG Convertible Note by depositing cash or U.S. government obligations with a nationally recognized financial institution in an amount sufficient to satisfy the accreted principal amount of the MIG Convertible Note and remaining scheduled interest payments through the end of such period. Upon such cash collateralization, we will be deemed to have discharged our payment obligations under the MIG Convertible Note, while MIG’s conversion rights, change of control repurchase rights and our forced conversion rights will remain outstanding.

Special Mandatory Redemption. The MIG Convertible Note will provide that, if the Regulatory Approvals are not obtained on or prior to March 31, 2027, we will be required to redeem the MIG Convertible Note on March 31, 2027. The redemption price would equal 130% of the then-accreted principal amount of the MIG Convertible Note, including any accrued and unpaid interest that will have been added to principal, plus all accrued and unpaid interest thereon through, but excluding, the redemption date.

Security. The MIG Convertible Note will be secured by a first-priority lien on the collateral pledged pursuant to a security agreement and other related security documents to be entered into in connection with the closing of the PIPE Transaction. The collateral initially will consist of all cryptocurrency mining equipment and related components owned by us and certain of our wholly owned subsidiaries, owned at the closing of the PIPE Transaction or thereafter acquired, including as of the date hereof, approximately 6,258 miners located at our facilities in Dresden, New York and Underwood, North Dakota, together with all proceeds, replacements, rents, profits and products thereof (excluding cryptocurrency mined by or on behalf of us and certain of our wholly owned subsidiaries). In addition, the obligations under the MIG Convertible Note are expected to be secured pursuant to a pledge agreement and a deed of trust with respect to our powered land located in Columbus, Mississippi, each to be executed and delivered at or after the closing of the PIPE Transaction as contemplated by the applicable transaction documents. The obligations secured by the collateral will include the accreted principal amount of the MIG Convertible Note, any accrued and unpaid interest (including any interest capitalized in accordance with the terms of the MIG Convertible Note) and all other amounts payable under the MIG Convertible Note.

Events of Default. The MIG Convertible Note will contain customary events of default, including, among others, (i) the failure by us to pay principal, interest or other amounts due under the MIG Convertible Note when payable, (ii) the failure to satisfy conversion obligations, (iii) breaches of certain covenants or other obligations under the MIG Convertible Note or related transaction documents that remain uncured after applicable cure periods, (iv) certain bankruptcy, insolvency or similar events, (v) defaults under certain of our or our subsidiaries’ other indebtedness, (vi) material inaccuracies in representations and warranties under the security documents, (vii) the suspension or delisting of our Class A common stock from a national securities exchange, (viii) certain material judgments against us or our subsidiaries and (ix) the failure of the security documents to create or maintain valid and perfected liens on the collateral securing the MIG Convertible Note.

Negative Covenants. The MIG Convertible Note will contain customary negative covenants that will apply while any portion of the MIG Convertible Note remains outstanding. Without the prior written consent of MIG, we and our subsidiaries will be restricted from, among other things, (i) incurring additional indebtedness other than permitted indebtedness, (ii) granting liens on the collateral securing the MIG Convertible Note other than permitted liens, (iii) issuing securities or indebtedness that are senior to, or have payment, distribution or liquidation preferences superior to, the MIG Convertible Note, (iv) transferring or disposing of collateral or ownership interests in subsidiaries that own collateral other than permitted dispositions and (v) materially changing the nature of their business.

In addition, until receipt of the Regulatory Approvals, we will be prohibited, subject to certain exceptions, from issuing or agreeing to issue equity securities or equity-linked securities without MIG’s prior written consent. Until the Regulatory Approvals are obtained, we and our subsidiaries will also be required to maintain minimum liquidity of at least $10.0 million, calculated based on unrestricted and unencumbered cash, cash equivalents and Bitcoin.

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The MIG Warrant

Duration and Exercise Price; Exercisability. Subject to the beneficial ownership limitation set forth below, the MIG Warrant will be exercisable immediately upon issuance at an exercise price of $1.71 per share, subject to adjustment as provided therein, and will expire on the third anniversary of the issuance date.

The MIG Warrant will be exercisable, at the option of MIG, in whole or in part, by delivering us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless the Regulatory Approvals have been obtained, MIG may not exercise any portion of the MIG Warrant to the extent that, after giving effect to such exercise, MIG, together with its affiliates and certain related persons whose ownership is aggregated with MIG for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 9.99% of the shares of our Class A common stock outstanding immediately prior to the issue date of the MIG Warrant. The beneficial ownership limitation may be waived or adjusted only in accordance with the terms of the MIG Warrant.

Adjustments to Exercise Price and Warrant Shares. The MIG Warrant will contain customary adjustment provisions that provide for adjustments to the exercise price and the number of MIG Warrant Shares in connection with certain corporate events, including stock dividends, stock splits, combinations, reclassifications and similar transactions involving our Class A common stock. In addition, MIG will be entitled to participate, subject to applicable beneficial ownership limitations unless Regulatory Approvals have been obtained, in certain pro rata distributions, rights offerings and similar transactions made available to holders of our Class A common stock as if MIG had exercised the MIG Warrant immediately prior to the applicable record date.

Cashless Exercise. The MIG Warrant will provide that, if at the time of exercise there is no effective registration statement registering the resale of the MIG Warrant Shares (or the prospectus included therein is not available for such resale), MIG may, subject to receipt of the Regulatory Approvals, exercise the MIG Warrant on a cashless basis. Upon a cashless exercise, MIG would receive a number of shares of our Class A common stock equal to the number of shares that would otherwise be issuable upon a cash exercise multiplied by the difference between the then-current market price of our Class A common stock and the applicable exercise price, divided by such then-current market price. The MIG Warrant will contain customary provisions regarding the determination of the applicable market price and exercise price for purposes of a cashless exercise.

Rights as a Stockholder. Except as otherwise provided in the MIG Warrant or by virtue of MIG’s ownership of shares of our Class A common stock, MIG will not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until MIG exercises the MIG Warrant. The MIG Warrant will provide that MIG will have the right to participate in distributions or dividends paid on shares of our Class A common stock.

Fundamental Transactions. The MIG Warrant will provide that, upon the occurrence of certain fundamental transactions, including mergers, consolidations, sales of substantially all of our assets, tender offers, recapitalizations, reclassifications or other business combinations resulting in a change of control or similar transaction, MIG will be entitled to receive, upon exercise of the MIG Warrant, the kind and amount of securities, cash or other property that MIG would have received had MIG exercised the MIG Warrant immediately prior to such transaction. In addition, in connection with certain fundamental transactions, including all-cash transactions, Rule 13e-3 transactions or transactions involving a successor entity whose securities are not traded on a national securities exchange, MIG may elect to require us or our successor to purchase the outstanding portion of the MIG Warrant for cash at a value determined pursuant to the Black-Scholes option pricing model, subject to certain exceptions for transactions not within our control. We will also be required to cause any successor entity in certain fundamental transactions to assume our obligations under the MIG Warrant.

Waivers and Amendments. Once issued, the MIG Warrant may be modified or amended or the provisions of the MIG Warrant waived with our and MIG’s written consent.

The foregoing descriptions of the MIG Subscription Agreement, the MIG Convertible Note, the MIG Warrant, the Atlas Subscription Agreement, the Conversant Subscription Agreement, the form of Other Subscription Agreement, the MIG Investor Rights Agreement and the Atlas Investor Rights Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements or forms of agreements, copies of which were filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to our Current Report on Form 8-K filed with the SEC on July 20, 2026 and are incorporated herein by reference.

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Related Party Transactions

Certain aspects of the PIPE Transaction constitute related party transactions under our related party transactions policy. Our related party transactions policy generally requires that related party transactions be reviewed and approved by the Audit Committee of the Board, or another committee of the Board consisting solely of independent directors, in accordance with the terms of such policy.

The following participants in the PIPE Transaction are related parties of the Company for purposes of our related party transactions policy:

•	Atlas GREE Investment Holdco LLC, an affiliate of the Majority Stockholders, which is purchasing from us 2,923,976 shares of our Class A common stock for an aggregate purchase price of $5,000,000;
•	Jordan Kovler, our Chief Executive Officer and a member of the Board, who is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000;
•	Christian Mulvihill, our Chief Financial Officer, who is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000;
•	Dale Irwin, our President, who is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000; and
•	George (Ted) Rogers, a member of the Board, who is purchasing from us 2,923,976 shares of our Class A common stock for an aggregate purchase price of $5,000,000.

The Audit Committee reviewed the related party aspects of the PIPE Transaction, including the participation of the foregoing related parties in the PIPE Transaction and the terms of the transactions involving such related parties, in accordance with our related party transactions policy. Following such review, the Audit Committee determined that the related party aspects of the PIPE Transaction were negotiated on an arm’s-length basis and are fair to, and in the best interests of, the Company and our stockholders, and approved such related party transactions in accordance with our related party transactions policy.

The terms of the PIPE Transaction applicable to the related parties participating therein are substantially the same as the terms applicable to the other investors participating in the PIPE Transaction, except as otherwise described in this Information Statement.

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DESCRIPTION OF THE FOURTH AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

On July 13, 2026, the Board approved, subject to stockholder approval, the New Plan, and on July 19, 2026, the Majority Stockholders approved, for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(c), the New Plan by written consent. The New Plan, which amends and restates the Existing Plan, increases the maximum aggregate number of shares of our Class A common stock authorized for issuance thereunder by 2,500,000 shares, from 2,583,111 shares of Class A common stock authorized for issuance under the Existing Plan to 5,083,111 shares of Class A common stock authorized for issuance under the New Plan. The New Plan, including the Authorized Share Increase, will not become effective until at least 20 calendar days following the date on which this Information Statement is first sent or given to our stockholders.

Reasons for the New Plan and the Authorized Share Increase

The Board has determined that the New Plan and the Authorized Share Increase are in the best interests of the Company and our stockholders. The Board believes that the Authorized Share Increase, which is the only material change from the Existing Plan to the New Plan, is necessary to maintain a sufficient reserve of shares available for equity-based compensation awards, which are an important component of our ability to attract, retain and motivate the employees, consultants and directors who will be critical to the successful execution of our transition to a power and infrastructure platform focused on AI and HPC data centers. As we pursue this strategic repositioning, we expect to make significant investments in talent, including by recruiting and retaining individuals with expertise in data center development, power infrastructure, and AI and HPC operations. Equity-based compensation is an important tool for aligning the interests of these individuals with those of our stockholders and providing competitive compensation packages in a highly competitive market for qualified talent. Without an adequate reserve of shares available for equity-based compensation awards, our ability to attract, retain and motivate key personnel could be materially constrained, which could adversely affect our ability to execute our business strategy and achieve our growth objectives.

Summary of the New Plan

The following summary of the principal features of the New Plan included in this Information Statement is qualified in its entirety by reference to the full text of the New Plan, which is incorporated by reference into this Information Statement and is attached to this Information Statement as Annex A.

Purpose. The purpose of the New Plan is to attract and retain employees, consultants and directors for the Company and our subsidiaries, motivate them by means of appropriate incentives to achieve long-term goals, provide incentive compensation opportunities and further align their interests with those of our stockholders through equity- and non-equity-based compensation.

Administration. The Existing Plan is currently, and the New Plan will be, administered by the Compensation Committee (the “Administrator”). Among other things, the Administrator will have the authority to construe and interpret the New Plan, select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards and establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The Administrator will also have the authority to establish, amend and rescind rules and regulations relating to the New Plan and awards granted under the New Plan; provided that, if any such amendment materially and adversely affects the right of any New Plan participant, award holder or beneficiary, then any such amendment will not be effective without the prior written consent of the New Plan participant, award holder or beneficiary.

Eligible Recipients. Persons eligible to receive awards under the New Plan will be those employees, consultants and directors of the Company and our affiliates who are selected by the Administrator. As of the Record Date, there were 43 persons who would be eligible to participate in the New Plan, consisting of 32 eligible employees, 10 directors (including our Chief Executive Officer, who is also included in the count of eligible employees) and two consultants.

Shares Available. The maximum number of shares of Class A common stock that may be delivered to participants under the New Plan will be 5,083,111 shares, subject to adjustment for certain corporate changes affecting the shares. All shares of Class A common stock granted in connection with awards under the New Plan will be counted against the New Plan’s share limit as one share for every one share underlying the award. Canceled, forfeited or expired awards may again become available for grant under the New Plan. Shares subject to an award under the New Plan will not again be made available for issuance or delivery under the New Plan if such shares are (i) shares tendered in payment of a stock option, (ii) shares delivered or withheld by us to satisfy any tax withholding obligation or (iii) shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award.

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Stock Options

General. Subject to the provisions of the New Plan, the Administrator will have the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any stock option; (ii) the exercise price per share; (iii) the expiration date of the stock option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the stock option or the shares underlying the stock option; and (vi) any other terms and conditions as the Administrator may determine. Only employees of the Company or our subsidiaries will be eligible to be granted incentive stock options.

Incentive and Non-Qualified Options. Stock options give the option holder the right to acquire a designated number of shares of Class A common stock at a purchase price that is fixed upon the grant of the stock option (the “exercise price”). The exercise price will not be less than the market price of the Class A common stock on the date of grant. Stock options granted may be either tax-qualified stock options (“incentive stock options”) or non-qualified stock options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Internal Revenue Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years (or five years in the case of employees owning more than 10% of our voting stock). In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Option Price. The exercise price for stock options will be determined at the time of grant. The exercise price will not be less than the fair market value on the date of grant. The exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any employee owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. A stock option may be exercised only in accordance with the terms and conditions of the stock option agreement as established by the Administrator at the time of grant. The stock option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the discretion of the Administrator, (i) by delivery to us of other Class A common stock, duly endorsed for transfer to us, with a fair market value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the participant identifies for delivery specific shares of Class A common stock that have an aggregate fair market value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Class A common stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Class A common stock, (ii) a “cashless” exercise program established with a broker, (iii) by reduction in the number of shares of Class A common stock otherwise deliverable upon exercise of such stock option with a fair market value equal to the aggregate exercise price at the time of exercise, (iv) any combination of the foregoing methods or (v) in any other form of legal consideration that may be acceptable to the Administrator.

Expiration or Termination. Stock options, if not previously exercised, will expire on the expiration date established by the Administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years; provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Except as otherwise set forth in the applicable award agreement, stock options will terminate before their expiration date if the holder’s service with us or a subsidiary terminates before the expiration date. The stock option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death or disability, with the precise period during which the option may be exercised to be established by the Administrator and reflected in the grant evidencing the award.

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Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted alone or in tandem with stock options. A SAR is a right to receive a payment in Class A common stock or cash (as determined by the Board) equal in value to the excess of the fair market value of one share of Class A common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Class A common stock subject to a SAR may not be less than fair market value at the time of grant.

Restricted Awards. Restricted awards are awards of Class A common stock or common stock units having a value equal to the fair market value of an identical number of shares of Class A common stock. Restricted awards are forfeitable and non-transferable until the awards vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. Restricted stockholders generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Board may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Restricted stock unit (“RSU”) holders will have no voting rights with respect to any RSUs. RSUs may also be granted with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in the award agreement. The Board may provide that the RSUs will be credited with cash and stock dividends paid by us in respect of one share of Class A common stock (“dividend equivalents”). Dividend equivalents will be deferred until the expiration of the applicable restriction period.

Performance Share Awards. The New Plan will provide for performance share awards (the “Performance Share Award”), which will entitle participants to receive a number of actual shares of common stock or share units based upon our performance during a performance period, as determined by the Administrator. The Administrator will have discretion to determine: (i) the number of shares of common stock or stock-denominated units subject to a Performance Share Award granted to any participant; (ii) the performance period applicable to any Award (as such term is defined in the New Plan); (iii) the conditions that must be satisfied for a participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award. The number of Performance Shares earned by a participant will depend on the extent to which the performance goals established by the Administrator are attained within the applicable performance period, as determined by the Administrator. Under the New Plan, no payout will be made with respect to any Performance Share Award except upon written certification by the Administrator that the minimum threshold performance goal(s) have been achieved.

Performance Compensation Awards. The New Plan will also provide for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, based on the attainment of pre-established goals set forth in the applicable award agreement. Performance compensation awards that become vested following the achievement of the performance goals will be paid to participants as soon as administratively practicable following completion of the certification of the achievement of the performance goals by the Administrator but in no event later than 2 1/2 months following the end of the fiscal year during which the performance period is completed.

Performance Criteria. Under the New Plan, one or more performance criteria will be used by the Administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure our performance, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies or published or special index that the Administrator deems appropriate. In determining the actual size of an individual performance compensation award, the Administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The Administrator will not have the discretion to grant or provide payment in respect of performance compensation awards if the performance goals have not been attained.

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Other Material Provisions. Awards will be evidenced by a written agreement, in such form as may be approved by the Administrator. In the event of various changes to our capitalization, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The Administrator will be permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting or cancellation of any outstanding awards (upon at least 10 days’ advance notice) in exchange for a payment to the award holder the value of such awards in cash, stock, or a combination thereof. Except as otherwise determined by the Administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. As provided by the terms of the applicable award agreement and subject to the discretion of the Administrator, the applicable tax withholding obligation relating to the exercise or acquisition of Class A common stock under an award by any or a combination of the following means: (i) tendering a cash payment; (ii) authorizing us to withhold shares of Class A common stock from the shares of Class A common stock otherwise issuable to the award holder as a result of the exercise or acquisition of Class A common stock under the award; or (iii) delivering to us previously owned and unencumbered shares of Class A common stock. The Administrator will also have the authority, at any time, to discontinue the granting of awards. The Administrator will also have the authority to alter or amend the New Plan or any outstanding award or may terminate the New Plan as to further grants, provided that no amendment will, without the approval of stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the New Plan, change the persons eligible for awards under the New Plan, extend the time within which awards may be made or amend the provisions of the New Plan related to amendments. The New Plan will terminate automatically on the 10th anniversary of its approval by our stockholders. No amendment that would adversely affect any outstanding award made under the New Plan can be made without the consent of the holder of such award.

Summary of Material U.S. Federal Income Tax Consequences

The following summary of tax consequences to the Company and to New Plan participants is not intended to be used as tax guidance to participants in the New Plan. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the New Plan, particularly in jurisdictions outside the United States. In addition, this summary is as of the date of this Information Statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the New Plan.

Stock Options. The grant of a stock option will not result in taxable income at the time of grant for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a stock option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods (i.e., no disposition of the shares occurs within two years from the date of grant, nor within one year from the date of exercise of that incentive stock option), the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income at the time of grant for the participant or the Company. The participant must recognize taxable income equal to the amount of cash received or the fair market value of the shares received upon the exercise of a SAR.

Restricted Stock. Except as described below regarding an election under Section 83(b) of the Internal Revenue Code, a grant of restricted stock will not result in taxable income at the time of grant for the participant or the Company. The participant will recognize ordinary income equal to the fair market value of the shares over the purchase price, if any, when the shares are no longer subject to a substantial risk of forfeiture or become transferable. Any subsequent appreciation in the value of the shares will be taxed as capital gains when the shares are sold. A participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable income at the time the restricted stock is awarded, in an amount equal to the fair market value of the shares at the time of grant over the purchase price, if any, determined without regard to any forfeiture restrictions. If such an election is made, any subsequent appreciation in the value of the shares will be taxed as capital gains when the shares are sold. Any such election must be filed with the Internal Revenue Service, and a copy must be provided to us, within 30 days following the date of grant.

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Restricted Stock Units. The grant of an RSU will not result in taxable income at the time of grant for the participant or the Company. Upon receiving the shares or cash in respect of an RSU, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income. Any subsequent appreciation in the value of shares will be taxed as capital gains when the shares are sold.

Other Awards. The payment of cash or the issuance of unrestricted shares will generally give rise to taxable income at the time of payment or issuance, equal to the amount of cash paid or the value of the shares issued over the purchase price, if any.

Company Deduction. We are generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with stock options, SAR or other awards, but not for amounts (i) the participant recognizes as capital gain and (ii) over $1 million paid to certain “covered employees” under Section 162(m) of the Internal Revenue Code, except for grandfathered arrangements under Section 162(m) of the Internal Revenue Code. We will not be entitled to any tax deduction with respect to the exercise by a participant of an incentive stock option or, if the statutory incentive stock option holding period requirements above are met, the sale by a participant of the underlying shares.

New Plan Benefits

Mr. Irwin has an employment agreement with us that provides for 50% of his annual bonus (which amount is discretionary and unknown at this time but has a target opportunity of up to 100% of Mr. Irwin’s base salary) to be payable in RSUs under our equity incentive plan. Mr. Kovler has an offer letter with us that provides for his annual bonus (which amount is discretionary and unknown at this time but has a target opportunity of up to 50% of Mr. Kovler’s base salary) to be payable in the form of cash or equity (or some combination thereof) under our equity incentive plan. Each of Mr. Mulvihill and one of our non-executive employees has an offer letter with us that provides for their respective annual bonus (which amount is discretionary and unknown at this time but has a target opportunity of up to 50% of Mr. Mulvihill’s and such non-executive employee’s base salary) to be payable 50% in the form of cash and 50% in the form equity under our equity incentive plan. Neither the Compensation Committee nor the Board has made any determination to make future grants to any participants under the New Plan as of the date of this Information Statement. As such, new benefits that will be awarded or paid under the New Plan are not currently determinable.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information on our equity incentive plans as of December 31, 2025.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2021 Equity Incentive Plan	695,756	(1)	$18.81		932,786	(4)
Equity compensation plans not approved by security holders
Inducement Stock Option Awards	122,403	(2)	$13.20		—
Total	818,159		16.46	(3)	932,786

 _________________________

(1)	As of December 31, 2025, there were 169,270 stock options to purchase shares of Class A common stock and 526,486 RSUs outstanding under the Existing Plan.
(2)

Reflects inducement stock option awards granted to a former executive in accordance with the commencement of their employment. These inducement stock options were modified with the approval of the Compensation Committee in connection with such former executive’s departure in April 2024 and remained fully vested and outstanding as of December 31, 2025. These inducement stock options were granted outside of the Existing Plan and in accordance with Nasdaq Listing Rule 5635(c)(4) and, thus, did not require shareholder approval.

(3)	Represents the weighted-average exercise price of outstanding stock options.
(4)

Represents shares of Class A common stock available for future issuance under the Existing Plan. The material features of our equity incentive plans are more fully described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE ACTIONS TAKEN

Certain of our directors, executive officers and principal stockholders have interests in the matters described in this Information Statement that are different from, or in addition to, those of our other stockholders.

Atlas is purchasing from us 2,923,976 shares of our Class A common stock for an aggregate purchase price of $5,000,000 in the PIPE Transaction. In connection with its participation in the PIPE Transaction, Atlas will receive certain board representation rights and other rights and benefits as described in this Information Statement. Atlas is also an affiliate of the Majority Stockholders that executed the Stockholder Consent approving the actions described in this Information Statement.

Jordan Kovler, our Chief Executive Officer and a member of the Board, is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000 in the PIPE Transaction. Mr. Kovler is also eligible to receive awards under the New Plan.

Christian Mulvihill, our Chief Financial Officer, is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000 in the PIPE Transaction. Mr. Mulvihill is also eligible to receive awards under the New Plan.

Dale Irwin, our President, is purchasing from us 58,479 shares of our Class A common stock for an aggregate purchase price of $100,000 in the PIPE Transaction. Mr. Irwin is also eligible to receive awards under the New Plan.

George (Ted) Rogers, a member of the Board, is purchasing from us 2,923,976 shares of our Class A common stock for an aggregate purchase price of $5,000,000 in the PIPE Transaction. Mr. Rogers is also eligible to receive awards under the New Plan.

All of our directors and executive officers are eligible to participate in the New Plan and may receive awards thereunder at the discretion of the administrator of the New Plan.

The Board was aware of the foregoing interests and considered them, among other matters, in approving the PIPE Transaction and the New Plan. The Audit Committee reviewed the related party aspects of the PIPE Transaction involving Atlas, Mr. Kovler, Mr. Mulvihill, Mr. Irwin and Mr. Rogers in accordance with our related party transactions policy. Following such review, the Audit Committee determined that the related party aspects of the PIPE Transaction were negotiated on an arm’s-length basis and are fair to, and in the best interests of, the Company and our stockholders, and approved such related party transactions in accordance with our related party transactions policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock as of the Record Date by: (i) each of our directors and named executive officers, (ii) all directors and executive officers as a group, and (iii) each person who is known by us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, including the percentage of voting stock, all common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the Record Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each person is c/o Vulcan Infrastructure and Power Inc., 1159 Pittsford-Victor Road, Suite 240, Pittsford, New York 14534.

	Number of Shares Beneficially Owned
Name and Address of Beneficial Owner	Class A Common Stock	Class B Common Stock	Percent Ownership(1)	Percent Voting Power(2)
Directors and Named Executive Officers:
Andrew M. Bursky(3)	1,505,351	2,680,031	23.1%	66.2%
Timothy Fazio(3)	1,505,351	2,680,031	23.1%	66.2%
David Filippelli	—	—	—	—
Dale Irwin	173,630	—	1.0%	*
Jordan Kovler(4)	302,794	—	1.7%	*
Jerome Lay	—	—	—	—
Timothy Lowe	2,400	7,121	*	*
Christian Mulvihill(5)	158,441	—	*	*
Michael Neuscheler	3,711	—	*	*
George (Ted) Rogers	17,240	16,000	*	*
Charles Zeynel(6)	37,831	—	*	*
All directors and executive officers, as a group (11 persons)	2,201,398	2,703,152	27.0%	68.4%
Principal Stockholders (> 5% of outstanding common stock)
Entities affiliated with Atlas(3)	1,505,351	2,680,031	23.1%	66.2%
*Indicates less than 1%
(1)	Based on 15,400,548 shares of Class A common stock outstanding, plus 2,733,394 shares of Class B common stock outstanding as of the Record Date.
(2)	Based on 15,400,548 shares of Class A common stock outstanding, plus 2,733,394 shares of Class B common stock outstanding as of the Record Date. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to 10 votes per share.
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(3)

Based solely on Amendment No. 5 to the Schedule 13D filed on July 20, 2026. Includes, as of the Record Date, (i) 119,048 shares of Class A common stock held directly by GGH Bridge Investment LP, (ii) 993,300 shares of Class A common stock and 1,920,266 shares of Class B common stock held of record by Atlas Capital Resources (A9) LP, (iii) 356,664 shares of Class A common stock and 689,512 shares of Class B common stock held of record by Atlas Capital Resources (A9-Parallel) LP and (iv) 36,339 shares of Class A common stock and 70,253 shares of Class B common stock held of record by Atlas Capital Resources (P) LP. Atlas Capital GP LP (“ACR GPLP”) is the general partner of these entities and Atlas Capital Resources GP LLC (“ACR GP”) is the general partner of ACR GPLP, each of which may be deemed to beneficially own the share held by these entities. Mr. Fazio and Mr. Bursky are each a managing partner of ACR GP and may be deemed to have shared voting and investment power over the securities held by these entities. Mr. Fazio and Mr. Bursky each disclaims beneficial ownership of such shares except to the extent of each of his pecuniary interest therein. The address for Messrs. Fazio and Bursky is c/o Atlas Holdings LLC, 100 Northfield Street, Greenwich, Connecticut 06830.

(4)	Includes 66,667 shares underlying stock options owned by Mr. Kovler, which have an exercise price of $4.97 per share and expire on November 16, 2033, that are exercisable within 60 days of the Record Date.
(5)	Includes 2,000 shares underlying stock options owned by Mr. Mulvihill, which have an exercise price of $71.80 per share and expire on July 27, 2031.
(6)	Includes shares underlying 22,831 RSUs that are scheduled to vest within 60 days of the Record Date.

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DIRECTOR COMPENSATION

Our Compensation Committee has previously approved the following annual cash retainers for each of our non-employee directors: $40,000 for service as a member of the Board (following an increase of $10,000 per annum effective January 1, 2025 approved by the Compensation Committee); $20,000 for service as the Vice Chair of the Board; and $10,000 for service as the Chair of the Audit Committee. For 2025, our non-employee directors received cash retainers for their service as directors during 2025 in the amounts set forth in the table below.

Messrs. Bursky, Fazio, Filippelli and Lay do not receive any compensation from us.

The table below sets forth information regarding director compensation for each director’s services as a member of our Board for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
David Anderson(1)	—	—	—	—
Andrew M. Bursky	—	—	—	—
Timothy Fazio	—	—	—	—
Kenneth Fearn(1)(3)	30,000	134,036	—	164,036
David Filippelli	—	—	—	—
Jordan Kovler	—	—	—	—
Christopher Krug(1)(3)	30,000	134,036	—	164,036
Jerome Lay	—	—	—	—
Timothy Lowe	40,000	—	—	40,000
Michael Neuscheler	50,000	—	—	50,000
George (Ted) Rogers	60,000	—	—	60,000
Daniel Rothaupt(1)	7,500	—	—	7,500
Charles Zeynel(2)(3)	50,000	124,705	—	174,705

(1)

On April 14, 2025, as part of a planned refreshment of the Board and not due to any disagreement with the Company on any matter relating to its operations, policies or practices, each of Messrs. Anderson and Rothaupt tendered his resignation as a member of the Board, effective April 17, 2025. On April 16, 2025, the Company announced the appointment of Messrs. Fearn and Krug to fill the vacancies resulting from such resignations, effective April 17, 2025. On April 15, 2026, each of Messrs. Fearn and Krug notified the Company of his resignation as a member of the Board, effective as of April 15, 2026.

(2)	On August 11, 2025, Mr. Zeynel was appointed to the Board, effective immediately.
(3)	Reflects aggregate cash compensation and one-time discretionary stock awards to each of Messrs. Fearn, Krug and Zeynel in connection with their appointment to the Board and service on the Board and a special committee thereof.

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EXECUTIVE COMPENSATION

This section sets forth the compensation of our named executive officers (our “NEOs”), a group comprising (i) our principal executive officers during the last completed fiscal year, (ii) our two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and (iii) up to two of our other most highly compensated executive officers who were not serving as executive officers at the end of our last completed fiscal year. Our NEOs are:

•	Jordan Kovler, our Chief Executive Officer;
•	Dale Irwin, our President; and
•	Christian Mulvihill, our Chief Financial Officer.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to provide disclosure regarding pay versus performance or submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes. We expect our emerging growth company status to expire in September 2026, and consequently, we will be required to provide the additional disclosures from which we are currently exempt beginning in 2027.

Summary Compensation Table

The following table sets forth the compensation of our NEOs for service in all capacities for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(3)	Total Compensation ($)
Jordan Kovler Chief Executive Officer	2025	354,600	137,500	94,583	—	43,756	630,439
	2024	350,000	—	143,590	—	40,557	534,147
Dale Irwin President	2025	354,600	137,500	63,282	—	36,858	592,240
	2024	355,769	45,000	152,934	—	35,646	589,349
Christian Mulvihill Chief Financial Officer	2025	276,700	118,750	63,282	—	22,551	481,283
	2024	250,000	45,000	264,946	—	21,591	581,537

 _________________________

(1)	Salary amounts reflect base salary earned during 2025 and include the effect of salary adjustments approved by the Compensation Committee effective January 30, 2025 (for Mr. Mulvihill) and November 14, 2025 (for each of Messrs. Kovler, Irwin and Mulvihill).
(2)	Does not include certain equity awards made to Messrs. Irwin, Kovler and Mulvihill in 2025 as described in “Elements of Executive Compensation—Equity Awards.”
(3)

The amounts for Mr. Kovler include the cost of health insurance premiums equal to $32,573 and $27,904 in 2025 and 2024, respectively, and 401(k) matching contributions in an amount equal to $11,183 and $12,653 in 2025 and 2024, respectively. The amounts for Mr. Irwin include the cost of health insurance premiums equal to $22,858 and $19,615 in 2025 and 2024, respectively, and 401(k) matching contributions in an amount equal to $14,000 and $16,031 in 2025 and 2024, respectively. The amounts for Mr. Mulvihill include the cost of health insurance premiums equal to $11,429 and $9,791 in 2025 and 2024, respectively, and 401(k) matching contributions in an amount equal to $11,122 and $11,800 in 2025 and 2024, respectively.

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Elements of Executive Compensation

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. As of December 31, 2025, the base salary of Messrs. Kovler, Irwin and Mulvihill was $385,000, $385,000 and $302,500, respectively.

Equity Awards

We generally intend to grant annual equity awards pursuant to our Existing Plan to senior management, including our NEOs. On February 13, 2024, Mr. Mulvihill was granted a one-time sign on bonus in connection with his appointment as Chief Financial Officer of 32,051 shares of Class A common stock, which vested immediately. On November 12, 2024, Mr. Mulvihill was awarded a one-time grant of 20,000 RSUs, which vested in 12 equal installments on a monthly basis beginning one month after the grant date. On March 26, 2025, in connection with bonus compensation for fiscal year 2024 pursuant to the Existing Plan, each of Messrs. Irwin, Kovler and Mulvihill were awarded 55,515, 91,912 and 55,515 RSUs, respectively, all of which vested immediately. On May 19, 2025, each of Messrs. Irwin, Kovler and Mulvihill were awarded a one-time discretionary bonus of 12,737 RSUs, which vested in May 2025. Subsequent to the fiscal year ended December 31, 2025, in connection with bonus compensation for fiscal year 2025 pursuant to the Existing Plan, each of Messrs. Irwin, Kovler and Mulvihill were awarded 110,000, 110,000 and 95,000 RSUs, respectively, all of which vested immediately.

Employment Arrangements with our NEOs

Except as otherwise specifically provided below, all of our NEOs are employees at will and do not have employment agreements with us.

Offer Letter with Mr. Kovler. In connection with his employment by the Company as Chief Executive Officer, Mr. Kovler entered into an Offer Letter with us, effective November 16, 2023, pursuant to which Mr. Kovler is employed at will and received an initial base annual salary in the amount of $350,000. In addition, Mr. Kovler received (i) a one-time sign-on bonus equal to a 15-day pro-rated portion of the base salary, and (ii) a one-time grant of (A) $200,000 worth of our Class A common stock and (B) 100,000 non-qualified stock options (the “Sign-On Options”) pursuant to the Existing Plan. The Sign-On Options are exercisable at $4.97 per share and vest over a three-year period in equal annual installments. In addition, Mr. Kovler is eligible to receive an annual target bonus of up to 50% of the base salary in either cash or equity of the Company (or any combination of cash and equity), subject to such terms and performance conditions as determined by the Board. Mr. Kovler and his dependents are also eligible to participate in our benefits programs, subject to the terms thereof. Mr. Kovler is also entitled to reimbursement for out-of-pocket travel expenses in connection with the performance of his duties as Chief Executive Officer pursuant to our expense reimbursement policies. If we terminate Mr. Kovler’s service without cause or we undergo a Change in Control (as such term is defined in the Existing Plan), and in either case Mr. Kovler is not subsequently employed in a position acceptable to him with another portfolio company affiliated with Atlas Holdings, subject to the execution of a release, Mr. Kovler will be eligible to receive six months’ severance payments of his base salary at the time of such termination or Change in Control. On November 14, 2025, the Compensation Committee approved an increase in Mr. Kovler’s base salary to $385,000, effective November 14, 2025.

Offer Letter with Mr. Mulvihill. In connection with his employment by the Company as Chief Financial Officer, Mr. Mulvihill entered into an Offer Letter with us, effective October 11, 2023, pursuant to which Mr. Mulvihill is employed at will and received an initial base salary in the amount of $250,000. In addition, Mr. Mulvihill received a one-time sign-on bonus of $125,000 worth of our Class A common stock. Mr. Mulvihill is also eligible to receive an annual target bonus of up to 25% of base salary in cash and up to 25% of base salary in equity, subject to such terms and performance conditions as determined by the Board. If we terminate Mr. Mulvihill’s service without cause or we undergo a Change in Control, and in either case Mr. Mulvihill is not subsequently employed in a position acceptable to him with another portfolio company affiliated with Atlas Holdings, subject to the execution of a release, Mr. Mulvihill will be eligible to receive six months’ severance payments of his base salary at the time of such termination or Change in Control. Subsequent to the fiscal year ended December 31, 2024, the Compensation Committee approved an increase in Mr. Mulvihill’s base salary to $275,000 per year, effective January 30, 2025, and, on November 14, 2025, approved a further increase in his base salary to $302,500 per year, effective November 14, 2025.

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Executive Employment Agreement with Mr. Irwin. We entered into an Executive Employment Agreement, dated August 15, 2022, with Mr. Irwin. Mr. Irwin’s Executive Employment Agreement provides that Mr. Irwin is employed at will and eligible for (i) an annual base salary of $450,000 (which has been subsequently reduced to $350,000 effective January 14, 2024 in connection with a general salary reduction for management) and (ii) a target annual bonus opportunity of up to 50% of Mr. Irwin’s annual base salary, 50% of which will be paid in RSUs under the Existing Plan, vesting in equal annual installments on the first three anniversaries of the grant date, subject to Mr. Irwin’s continued employment through each vesting date and otherwise subject to approval by the Compensation Committee or the Board, as applicable, and the terms and conditions of the Existing Plan. On November 14, 2025, the Compensation Committee approved an increase in Mr. Irwin’s base salary to $385,000 per year, effective November 14, 2025.

Pursuant to the Executive Employment Agreement, if Mr. Irwin’s employment with the Company is terminated by us without Cause or if Mr. Irwin resigns with Good Reason (as each term is defined in his Executive Employment Agreement), in addition to any accrued base salary through and including the date of termination and any amounts or benefits required to be paid or provided under applicable law or accrued and vested under the benefit plans of the Company (the “Accrued Amounts”), Mr. Irwin would be entitled to receive, subject to execution of a release and compliance with restrictive covenants: (i) continued payment of his annual base salary for a period of 12 months following the date of termination; (ii) Company-subsidized COBRA coverage equal to the same portion of the monthly premium we pay for active employees until the earlier of (x) the one-year anniversary of the date of termination or (y) the date Mr. Irwin became eligible for health insurance coverage under the health plan of another employer; (iii) an amount equal to 100% of Mr. Irwin’s target annual bonus opportunity for the fiscal year in which the termination of employment occurred, payable on the first anniversary of the date of termination; (iv) any earned but unpaid annual bonus for the completed fiscal year that ended prior to the fiscal year in which the termination of employment occurs, payable on the date such annual bonuses are paid to similarly situated employees of the Company; and (v) continued vesting of any time-vesting RSUs that would have vested in the 12-month period following the date of termination. If Mr. Irwin’s employment is terminated due to death or Disability (as defined in the Executive Employment Agreement), Mr. Irwin will be entitled to receive, subject to execution of a release and compliance with restrictive covenants, (a) the Accrued Amounts, (b) accelerated vesting of all outstanding unvested RSUs representing the deferred portion of Mr. Irwin’s annual bonus for prior years and (c) pro rata vesting of any time-vesting RSUs based on the period employed prior to termination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by each of our NEOs as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Dale Irwin	—	—	—	—	4,680(1)	6,926(5)
Jordan Kovler	66,667(2)	33,333(3)	4.97	11/16/2033	—	—
Christian Mulvihill	2,000(4)	—	71.80	07/27/2031	4,680(1)	6,926(5)

_______________________
(1)	Represents RSUs, which vested on February 1, 2026.
(2)	Represents options to purchase shares of Class A common stock, which vested in two equal installments on each of November 16, 2024 and 2025.
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(3)	Represents options to purchase shares of Class A common stock, which vest on November 16, 2026, subject to Mr. Kovler’s continued service to the Company through such date.
(4)	Represents options to purchase shares of Class A common stock, which vested in three equal annual installments on the first, second and third anniversaries of July 27, 2021.
(3)	Market value is calculated by multiplying the number of RSU awards that have not vested by the closing price of our common stock on December 31, 2025, the last trading day of 2025, which was $1.48.

Retirement and Employee Benefits

Greenidge Generation LLC (“Greenidge Generation”) sponsors a 401(k) plan covering substantially all Greenidge Generation employees, including our NEOs. Employees become eligible to participate in the plan upon one month of service and the attainment of age twenty-one. Eligible employees may elect to make either pre-tax or Roth contributions to the plan, subject to limitations set forth by the plan and the Internal Revenue Code. Greenidge Generation makes safe harbor matching contributions equal to 100% of the first 3% of employees’ eligible earnings and an additional 50% on the next 2% of employees’ eligible earnings. Greenidge Generation may also make a non-elective contribution at its discretion.

Potential Payments Upon Termination of Employment or Change in Control

Descriptions of the severance payments and benefits to be provided to our NEOs, including in respect of equity awards held by our NEOs, in connection with certain terminations of employment both in connection with a change in control and not in connection with a change in control, are set forth in “Elements of Executive Compensation—Employment Arrangements with our NEOs.”

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NO DISSENTERS’ OR APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal or dissenters’ rights in connection with the actions described in this Information Statement. The actions approved by the Majority Stockholders consist of the approval of share issuances and the adoption of an equity incentive plan, neither of which gives rise to appraisal rights under Section 262 of the DGCL. Accordingly, stockholders will not have the right to dissent and will not be entitled to receive payment for their shares in connection with the actions described herein.

EFFECTIVENESS OF CORPORATE ACTIONS

Notwithstanding the execution and delivery of the Stockholder Consent by the Majority Stockholders, as described in this Information Statement, the actions approved by the Stockholder Consent will not become effective until at least 20 calendar days following the date on which this Information Statement is first sent or given to our stockholders in accordance with Rule 14c-2 under the Exchange Act. This Information Statement is being mailed to stockholders of record on or about August 17, 2026. Copies of the Transaction Documents were filed as exhibits to our Current Report on Form 8-K filed with the SEC on July 20, 2026 and are incorporated herein by reference. The New Plan is attached to this Information Statement as Annex A. You may request copies of the Transaction Documents at no cost, by writing or calling us at the address or phone number below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;
•	our Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on March 11, 2026, April 9, 2026, April 16, 2026, May 1, 2026, June 4, 2026, June 25, 2026, July 20, 2026 and July 23, 2026; and
•	the description of our capital stock set forth in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, together with any amendments or reports filed for the purpose of updating such description.

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are also available on our website at www.vulcanip.com. Information contained on our website or accessible through our website is not incorporated by reference herein.

Alternatively, you may request a copy of any or all of these filings at no cost, by writing or calling us at:

Vulcan Infrastructure and Power Inc.
Attention: Investor Relations
1159 Pittsford-Victor Road, Suite 240
Pittsford, New York 14534
(315) 536-2359

DISTRIBUTION AND COSTS

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by such persons, and we will reimburse them for their expenses incurred in connection therewith.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s internet address is www.sec.gov. Copies of these documents may also be obtained by writing to our address provided above.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a copy of this Information Statement by contacting us orally at (315) 536-2359 or written request at Attention: Investor Relations, 1159 Pittsford-Victor Road, Suite 240, Pittsford, New York 14534. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

OTHER MATTERS

This Information Statement is dated as of August 17, 2026. You should not assume that the information contained in this Information Statement is accurate as of any other date, unless expressly provided.

Jordan Kovler

/s/ Jordan Kovler
Dated: August 17, 2026	Chief Executive Officer

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ANNEX A

Fourth Amended and Restated 2021 Equity Incentive Plan

GREENIDGE GENERATION HOLDINGS INC.

FOURTH AMENDED AND RESTATED

2021 EQUITY INCENTIVE PLAN

1.Purpose; Eligibility.

1.1.General Purpose. The name of this plan is the Fourth Amended and Restated Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2.Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3.Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards.

2.Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, including, without limitation, any corporation that is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Section 424(e) or (f) of the Code, and any other non-corporate entity that would be such a subsidiary corporation if such entity were a corporation.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

1

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

With respect to any Employee or Consultant: (a) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) violation of state or federal securities laws.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

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“Change in Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; (c) the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (d) the acquisition by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, taking into account as outstanding for this purpose Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire Common Stock (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (e) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. The foregoing notwithstanding, if the Award constitutes non-qualified deferred compensation under Section 409A of the Code, in no event shall a Change in Control be deemed to have occurred unless such change shall satisfy the definition of a change in control under Section 409A of the Code.

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“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or if no such committee has been established, the full Board, or a committee of one or more members appointed to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting, independent contractor or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted, including, but not limited to, in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

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“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates. The foregoing notwithstanding, if the Award is subject to Section 409A of the Code, in no event shall a Disability be deemed to have occurred unless such disability satisfies the requirements of Section 409A of the Code.

“Effective Date” shall mean the date this Plan is approved by the Company’s stockholders.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, unless the Committee in its discretion approves an alternative valuation methodology, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or similar publication. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons; provided that if an Award is subject to Section 409A of the Code, then the Fair Market Value shall be determined in accordance with Section 409A of the Code.

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“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

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“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and may include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; (w) achieving research and development goals and milestones; (x) achieving product commercialization goals; and (y) other criteria as may be set by the Committee from time to time.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph, provided that if the Award is subject to Section 409A of the Code, such accelerated vesting does not violate the rules of Code Section 409A. The Committee shall, within the first 90 days of a Performance Period (or, such longer or shorter time period as the Committee shall determine) define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or such longer or shorter time period as the Committee shall determine) or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

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“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

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3.Administration.

3.1.Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan and the provisions of Section 409A of the Code (if applicable), the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)to determine the number of shares of Common Stock to be made subject to each Award;

(h)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

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(m)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

3.2.Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3.Delegation. The Committee may delegate administration of the Plan to a subcommittee or subcommittees of one or more members of the Committee, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

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3.4.Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5.Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.Shares Subject to the Plan.

4.1.Subject to adjustment in accordance with Section 11, a total of 5,083,111 shares of Common Stock shall be available for the grant of Awards under the Plan.

4.2.Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3.Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan on a one-for-one basis. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.3 shall be added back to the number of shares of Common Stock available for the grant of Awards under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

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5.Eligibility.

5.1.Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2.Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2.Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

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6.4.Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5.Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6.Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

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6.7.Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event, provided that if such Award is subject to Section 409A of the Code, such acceleration of vesting and exercisability complies with the provisions of Section 409A of the Code.

6.8.Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9.Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11.Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

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6.12.Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.Provisions of Awards Other Than Options.

7.1.Stock Appreciation Rights.

(a)General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”). All such grants shall be exempt from, or comply with, the provisions of Section 409A of the Code.

(b)Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event, provided that if such Award is subject to Section 409A of the Code, such acceleration of vesting and exercisability complies with the provisions of Section 409A of the Code.

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(e)Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g)Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2.Restricted Awards.

(a)General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

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(b)Restricted Stock and Restricted Stock Units.

(i)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall similarly be held in escrow by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends so placed in escrow at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so placed in escrow by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, if permitted in Section 409A of the Code, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall not be paid but shall be credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

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(c)Restrictions.

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d)Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event, provided that if such Award is subject to Section 409A of the Code, such acceleration is consistent with the provisions of Section 409A of the Code.

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(e)Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f)Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3.Performance Share Awards.

(a)Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b)Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

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7.4.Performance Compensation Awards.

(a)General. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b)Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or such shorter or longer time period as the Committee shall determine) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or such shorter or longer time period as the Committee shall determine), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

(d)Payment of Performance Compensation Awards.

(i)Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

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(iii)Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

(iv)Use of Discretion. The Committee shall not have the discretion to grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained.

(v)Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

8.Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

10.1.Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, provided that if such Award is subject to Section 409A of the Code, any such acceleration or exercisability or vesting is in compliance with the provisions of Section 409A of the Code.

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10.2.Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3.No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4.Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5.Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

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11.Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.Effect of Change in Control.

12.1.In the discretion of the Board and the Committee, any Award Agreement may provide, or the Board or the Committee may provide by amendment of any Award Agreement or otherwise, notwithstanding any provision of the Plan to the contrary, that in the event of a Change in Control, Options and/or Stock Appreciation Rights shall become immediately exercisable with respect to all or a specified portion of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to all or a specified portion of the shares of Restricted Stock or Restricted Stock Units.

12.2.In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3.The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

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13.Amendment of the Plan and Awards.

13.1.Amendment of Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided that (a) no amendment to the persons eligible to receive Awards set forth in Section 1.2 or to the maximum number of shares as to which Awards may be granted set forth in Section 4.1 (except for adjustments pursuant to Section 11), shall be made without stockholder approval, and (b) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any Applicable Laws (including, without limitation, as necessary to comply with any tax or regulatory requirement applicable to this Plan); and provided further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

13.2.Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.3.No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.4.Amendment of Awards. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

14.General Provisions.

14.1.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

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14.3.Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4.Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5.Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. All of such programs and procedures shall be consistent with the rules of Section 409A of the Code.

14.6.Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7.Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.8.Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.9.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.10.Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.11.Section 409A. The Plan and all Awards granted under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and all Awards Agreements shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or Award Agreement during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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14.12.Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.13.Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.14.Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.15.Expenses. The costs of administering the Plan shall be paid by the Company.

14.16.Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.17.Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.18.Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

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15.Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof, provided any such suspension or termination is consistent with the provisions of Section 409A of the Code. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.Choice of Law. Except to the extent governed by Federal law, the law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

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